UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2018

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector
Ste. 450
Atlanta, GA 30342
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 28, 2018, Piedmont Operating Partnership, LP (“Piedmont OP”), a wholly-owned subsidiary of Piedmont Office Realty Trust, Inc. (the "Registrant"), replaced its existing $500 Million Unsecured 2015 Line of Credit with a new $500 million unsecured line of credit facility priced as of closing at LIBOR plus 90 basis points (the “$500 Million Unsecured 2018 Line of Credit”). Also on September 28, 2018, Piedmont OP amended and restated its $300 Million Unsecured 2011 Term Loan to extend the term and decrease the stated interest rate spread as of closing to 1.0% over LIBOR, as further described below.

$500 Million Unsecured 2018 Line of Credit

On September 28, 2018, Piedmont OP replaced its existing $500 Million Unsecured 2015 Line of Credit with the $500 Million Unsecured 2018 Line of Credit. The existing $500 Million Unsecured 2015 Line of Credit was scheduled to expire on June 18, 2019, and was terminated concurrently with the closing of the new facility. The term of the new $500 Million Unsecured 2018 Line of Credit is four years with a maturity date of September 30, 2022, and Piedmont OP may extend the term for up to one additional year (through two available six-month extensions) provided Piedmont OP is not then in default and all representations and warranties are true and correct in all material respects and upon payment of applicable extension fees. Additionally, under certain terms of the agreement, Piedmont OP may increase the new facility by up to an additional $500 million, to an aggregate size of $1.0 billion, provided that no existing bank has any obligation to participate in such increase. Piedmont OP paid customary arrangement and upfront fees to the lenders in connection with the closing of the new facility.

The $500 Million Unsecured 2018 Line of Credit has the option to bear interest at varying levels (determined with reference to the greater of the credit rating for the Registrant or Piedmont OP) based on the London Interbank Offered Rate (“LIBOR”) or the Base Rate, defined as the greater of the prime rate, the federal funds rate plus 0.5%, or LIBOR for a one-month period plus 1.0%. LIBOR loans are available with interest periods selected by Piedmont OP of one, two (if available), three, or six months, or to the extent available from all lenders in each case, one year or periods of less than one month. The stated interest rate spread over LIBOR can vary from 0.775% to 1.45% based upon the greater of the then current credit rating of Registrant or Piedmont OP. As of the closing of the $500 Million Unsecured 2018 Line of Credit, based upon the Registrant's current BBB (S&P) credit rating, the current stated LIBOR spread on the loan is 0.9%, down from 1.0% for the existing line of credit.

Under the $500 Million Unsecured 2018 Line of Credit, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a net leverage ratio of no more than 0.60, and a secured net debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $500 Million Unsecured 2018 Line of Credit and is qualified in its entirety by reference to the $500 Million Unsecured 2018 Line of Credit agreement, which is attached as Exhibit 10.1 hereto.

Amendment and Restatement of $300 Million Unsecured 2011 Term Loan

On September 28, 2018, Piedmont OP amended and restated its $300 Million Unsecured 2011 Term Loan (the "Amended and Restated $300 Million Unsecured 2011 Term Loan") to extend its maturity date 22 months, from January 15, 2020 to November 30, 2021. In addition to extending the Registrant's next significant upcoming debt maturity, the primary rationale for the extension was to enable the Registrant to maximize available future refinancing options under its current debt maturity schedule including five, seven, and ten year debt structures. The amendment also decreases the stated interest rate spread over LIBOR from a range of 0.9% to 1.90% to a range of 0.85% to 1.65%. The specific spread in effect from time to time is based upon the greater of the credit rating for the Registrant or Piedmont OP. As of the closing of the Amended and Restated $300 Million Unsecured 2011 Term Loan, based upon the Registrant's current BBB (S&P) credit rating, the current stated LIBOR spread on the loan was 1.0%, down from 1.15% for the $300 Million Unsecured 2011 Term Loan. All other material terms of the facility remain unchanged.

The foregoing does not purport to be a complete description of the terms of the Amended and Restated $300 Million Unsecured 2011 Term Loan and is qualified in its entirety by reference to the Amended and Restated $300 Million Unsecured 2011 Term Loan agreement, which is attached as Exhibit 10.2 hereto.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
10.1
Revolving Credit Agreement Dated as Of September 28, 2018 by and Among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, JPMorgan Chase Bank, N.A., SunTrust Robinson Humphrey, Inc., U.S. Bank National Association and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, U.S. Bank National Association and PNC Bank, National Association, as Syndication Agents, Bank Of America, N.A., BMO Harris Bank, N.A., Branch Banking and Trust Company, Morgan Stanley Senior Funding, Inc., TD Bank, N.A., The Bank Of Nova Scotia and Wells Fargo Bank, N.A. as Documentation Agents, and the other financial institutions initially signatory thereto and their assignees

10.2
Amended and Restated Term Loan Agreement Dated as Of September 28, 2018 by and among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, JPMorgan Chase Bank, N.A., and SunTrust Robinson Humphrey, Inc., as Co-Lead Arrangers and Book Managers, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank as Syndication Agent, and the other financial institutions initially signatory thereto and their assignees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: October 2, 2018	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President